Exhibit 99.1

November 30, 2017	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL RAISES QUARTERLY DIVIDEND

ST. PETERSBURG, Fla. - The Raymond James Financial, Inc. (NYSE: RJF) Board of Directors on November 29, 2017, declared a quarterly cash dividend on shares of its common stock of $0.25 per share, up 13.6 percent from $0.22 per share in the previous quarter, payable on January 17, 2018, to shareholders of record on January 3, 2018.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 7,300 financial advisors in 3,000 locations throughout the United States, Canada and overseas. Total client assets are $704 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.